Exhibit 99.1

NEWS RELEASE

Contact:

Alliance HealthCare Services

Howard Aihara

Executive Vice President

Chief Financial Officer

(949) 242-5300

ALLIANCE HEALTHCARE SERVICES REPORTS RESULTS

FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2009

NEWPORT BEACH, CA—October 28, 2009—Alliance HealthCare Services, Inc. (NYSE:AIQ) (the “Company” or “Alliance”), a leading national provider of outpatient diagnostic imaging and radiation therapy services, announced results for the third quarter and nine months ended September 30, 2009.

Third Quarter and First Nine Months 2009 Financial Results

Revenue for the third quarter of 2009 decreased 3.0% to $124.2 million from $128.1 million in the third quarter of 2008. For the first nine months of 2009, revenue was $386.0 million compared to $370.0 million in the same period of 2008, an increase of 4.3%.

Alliance’s Adjusted EBITDA (as defined below) was $46.2 million in the third quarter of 2009, a 3.4% decrease, compared to $47.9 million in the same quarter a year ago. For the first nine months of 2009, Adjusted EBITDA totaled $142.1 million compared to $138.1 million in the first nine months of 2008, an increase of 2.9%.

In the third quarter of 2009, the Company recorded $0.5 million of severance and related costs compared to $0.1 million in the third quarter of 2008.  For the first nine months of 2009, the Company recorded $0.8 million of severance and related costs compared to $0.5 million in the same period of 2008.  These severance and related costs negatively impacted diluted earnings per share by $0.01 in the third quarter of 2009.

Alliance’s net income was $3.0 million in the third quarter of 2009 compared to $6.3 million in the third quarter 2008. For the first nine months of 2009, net income totaled $11.5 million compared to $14.9 million in the first nine months of 2008.

Earnings per share on a diluted basis, computed in accordance with generally accepted accounting principles, was $0.06 per share in the third quarter of 2009 and $0.12 per share in the third quarter of 2008. Earnings per share on a diluted basis were $0.22 per share in the first nine months of 2009 and $0.29 per share in the first nine months of 2008. Beginning January 1, 2009, costs related to mergers and acquisitions must be expensed as incurred.  In the first nine months of 2009, the Company recorded $0.9 million in acquisition related costs (included in Transaction costs) which negatively impacted diluted earnings per share by $0.01.

Cash flows provided by operating activities was $46.3 million in the third quarter of 2009 compared to $44.1 million in the corresponding quarter of 2008, and totaled $105.1 million and $96.7 million in the first nine months of 2009 and 2008, respectively.  Capital expenditures in the third quarter of 2009 were $17.5 million compared to $14.6 million in the third quarter of 2008, and were $51.4 million and $41.2 million for the first nine months of 2009 and 2008, respectively. Alliance opened four new fixed-site imaging centers in the third quarter of 2009. Alliance opened 18 new fixed-site imaging centers and opened two radiation oncology centers in the first nine months of 2009.

Alliance’s net debt, defined as total long-term debt (including current maturities) less cash and cash equivalents, decreased $54.3 million to $535.0 million at September 30, 2009 from $589.3 million at December 31, 2008. Cash and cash equivalents were $129.7 million at September 30, 2009 and $73.3 million at December 31, 2008.

The Company’s total long-term debt (including current maturities) increased to $664.7 million at September 30, 2009 from $662.6 million as of December 31, 2008.

Paul S. Viviano, Chairman of the Board and Chief Executive Officer, stated, “Alliance HealthCare Services continues to be focused on renewals with existing customers, building de novo projects for MRI, PET/CT, and radiation oncology, optimizing operating efficiencies and implementing cost savings, and strengthening our balance sheet while diligently evaluating selective acquisitions. Alliance is committed to continuing the diversification of our clinical service lines, emphasizing the development of fixed-site imaging centers and de novo radiation therapy cancer centers.”

Full Year 2009 Guidance

Alliance is reaffirming its full year 2009 guidance ranges as follows:

Full Year 2009
Guidance Ranges
(Dollars in millions)

Revenue	$503 - $518
Adjusted EBITDA	$177 - $192
Cash capital expenditures	$60 - $70
Decrease in long-term debt, net of the change in cash and cash equivalents (before acquisitions)	$44 - $59
Fixed-site imaging center openings	20 - 25
Radiation therapy center openings	3 - 4

Third Quarter 2009 Earnings Conference Call

Investors and all others are invited to listen to a conference call discussing third quarter 2009 results.  The conference call is scheduled for Thursday, October 29 at 8:30 a.m. Eastern Time. The call will be broadcast live on the Internet and can be accessed by visiting the Company’s website at www.alliancehealthcareservices-us.com. Click on Audio Presentations in the Investors section of the website to access the link.

The conference call can be accessed at (888) 694-4676 (United States) or (973) 582-2737 (International).  Interested parties should call at least 5 minutes prior to the call to register.  A telephone replay will be available until January 29, 2010.  The telephone replay can be accessed by calling (800) 642-1687 (United States) or (706) 645-9291 (International).  The conference call identification number is 37544375.

Definition of Adjusted EBITDA

Adjusted EBITDA is included because the Company’s amended credit agreement uses a measure similar to this to calculate the Company’s compliance with specified covenants. Adjusted EBITDA as defined under the terms of Alliance’s Credit Agreement, is earnings before interest expense and other, net; income tax expense; depreciation expense; amortization expense; noncontrolling interest in subsidiaries; share-based payment; a maximum of $750,000 of severance and related costs in each fiscal year; transaction costs; and other non-cash charges. For a more detailed discussion of Adjusted EBITDA and reconciliation to net income, see the table entitled “Adjusted EBITDA” included in the tables following this release.

About Alliance HealthCare Services

Alliance HealthCare Services is a leading national provider of shared-service and fixed-site diagnostic imaging services, based upon annual revenue and number of diagnostic imaging systems deployed, and a provider of radiation therapy services. Alliance provides imaging and therapeutic services primarily to hospitals and other healthcare providers on a shared and full-time service basis, in addition to operating a growing number of fixed-site imaging and radiation therapy centers.  The Company had 493 diagnostic imaging and radiation therapy systems, including 288 MRI systems and 126 PET or PET/CT systems, and served over 1,000 clients in 45 states at September 30, 2009. The Company operated 110 fixed-site imaging centers (three in unconsolidated joint ventures), which includes systems installed in hospitals or other buildings on or near hospital campuses, medical groups’ offices, or medical buildings and retail sites.  The Company also operated 23 radiation therapy centers and stereotactic radiosurgery facilities (two radiation therapy centers are in unconsolidated joint ventures) as of September 30, 2009.

Forward-Looking Statements

This press release contains forward-looking statements relating to future events, including statements related to investment, development and acquisition activity, the integration of acquired businesses into the Company and the Company’s full year 2009 guidance. In this context, forward-looking statements often address the Company’s expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.”  Forward-looking statements by their nature address matters that are uncertain and subject to risks.  Such uncertainties and risks include:  changes in the preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s high degree of leverage and its ability to service its debt; factors affecting the Company’s leverage, including interest rates; the risk that the counterparties to the Company’s interest rate swap agreements fail to satisfy their obligations under these agreements; the Company’s ability to obtain financing; the effect of operating and financial restrictions in the Company’s debt instruments; the accuracy of the Company’s estimates regarding its capital requirements; the effect of intense levels of competition in the Company’s industry; changes in the rates or methods of third party reimbursements for diagnostic imaging and radiation oncology services; fluctuations or unpredictability of the Company’s revenues, including as a result of seasonality; changes in the rates or methods of third party reimbursements for diagnostic imaging and radiation oncology services; changes in the healthcare regulatory environment; the Company’s ability to keep pace with technological developments within its industry; the growth in the market for MRI and other services; the disruptive effect of hurricanes and other natural disasters; adverse changes in general domestic and worldwide economic conditions and instability and disruption of credit markets; difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission (the “SEC”) as may be modified or supplemented by our subsequent filings with the SEC.  These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

###

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

(in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009

Revenues	$128,125	$124,227	$370,027	$386,031

Costs and expenses:
Cost of revenues, excluding depreciation and amortization	67,047	65,515	193,316	202,060
Selling, general and administrative expenses	15,876	15,746	46,878	51,065
Transaction costs	—	79	—	880
Severance and related costs	127	462	453	750
Depreciation expense	21,894	24,184	64,972	71,378
Amortization expense	2,470	2,721	6,215	8,258
Interest expense and other, net	10,706	11,166	33,771	33,380
Loss on extinguishment of debt	—	—	61	—
Other (income) and expense, net	(140)	(244)	(473)	(878)
Total costs and expenses	117,980	119,629	345,193	366,893
Income before income taxes, earnings from unconsolidated investees, and noncontrolling interest, net of taxes	10,145	4,598	24,834	19,138
Income tax expense	4,165	2,053	10,998	8,269
Earnings from unconsolidated investees	(1,235)	(1,260)	(3,549)	(2,678)
Net income	7,215	3,805	17,385	13,547
Less: Net income attributable to noncontrolling interest	(884)	(783)	(2,520)	(2,030)
Net income attributable to Alliance HealthCare Services, Inc.	$6,331	$3,022	$14,865	$11,517

Comprehensive income, net of taxes
Net income attributable to Alliance HealthCare Services, Inc.	$6,331	$3,022	$14,865	$11,517
Unrealized loss on hedging transactions, net of taxes	(1,440)	(304)	(215)	(464)
Comprehensive income, net of taxes:	$4,891	$2,718	$14,650	$11,053

Earnings per common share attributable to Alliance HealthCare Services, Inc.:
Basic	$0.12	$0.06	$0.29	$0.22
Diluted	$0.12	$0.06	$0.29	$0.22

Weighted average number of shares of common stock and common stock equivalents:
Basic	51,072	51,765	51,037	51,691
Diluted	52,073	52,014	51,945	52,157

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 31,	September 30,
	2008	2009
ASSETS
Current assets:
Cash and cash equivalents	$73,305	$129,739
Accounts receivable, net of allowance for doubtful accounts	67,147	68,146
Deferred income taxes	17,719	17,719
Prepaid expenses and other current assets	10,272	7,082
Other receivables	7,902	5,215
Total current assets	176,345	227,901

Equipment, at cost	836,842	846,939
Less accumulated depreciation	(479,609)	(507,224)
Equipment, net	357,233	339,715

Goodwill	193,430	194,243
Other intangible assets, net	110,720	102,806
Deferred financing costs, net	7,173	5,688
Other assets	38,822	31,964
Total assets	$883,723	$902,317

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,468	$12,407
Accrued compensation and related expenses	18,575	18,293
Accrued interest payable	3,642	8,763
Other accrued liabilities	38,446	34,829
Current portion of long-term debt	7,743	6,670
Total current liabilities	89,874	80,962

Long-term debt, net of current portion	365,323	366,855
Senior subordinated notes	289,496	291,201
Other liabilities	7,901	8,065
Deferred income taxes	102,136	108,480
Total liabilities	854,730	855,563

Stockholders’ equity:
Common stock	514	517
Treasury stock	(430)	(430)
Additional paid-in capital	4,606	9,031
Accumulated comprehensive loss	(2,159)	(2,623)
Retained earnings	20,996	32,513
Total Alliance HealthCare Services, Inc. stockholders’ equity	23,527	39,008
Noncontrolling interest	5,466	7,746
Total stockholders’ equity	28,993	46,754
Total liabilities and stockholders’ equity	$883,723	$902,317

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2008	2009
Operating activities:
Net income attributable to Alliance HealthCare Services, Inc.	$14,865	$11,517
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	3,838	1,976
Share-based payment	3,966	4,492
Depreciation and amortization	71,187	79,636
Amortization of deferred financing costs	1,728	1,742
Accretion of discount on senior subordinated notes	1,509	1,705
Adjustment of derivatives to fair value	(682)	(405)
Distributions greater than (less than) undistributed earnings from investees	844	(567)
Noncontrolling interest in subsidiaries	3,532	(1,460)
Deferred income taxes	5,080	6,655
Excess tax benefit from share-based payment arrangements	(218)	(8)
Gain on sale of assets	(473)	(977)
Loss on extinguishment of debt	61	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(6,744)	(2,898)
Prepaid expenses and other current assets	62	3,212
Other receivables	777	744
Other assets	(8,389)	(1,764)
Accounts payable	(7,152)	(3,776)
Accrued compensation and related expenses	935	(282)
Accrued interest payable	4,403	5,121
Income taxes payable	—	(277)
Other accrued liabilities	7,451	748
Other liabilities	167	—
Net cash provided by operating activities	96,747	105,134

Investing activities:
Equipment purchases	(41,192)	(51,389)
Decrease in deposits on equipment	1,192	270
Acquisitions, net of cash received	(34,582)	(760)
(Increase) decrease in cash in escrow	(3,105)	2,947
Investment in unconsolidated joint ventures	—	(240)
Proceeds from sale of assets	2,713	6,459
Net cash used in investing activities	(74,974)	(42,713)

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2008	2009

Financing activities:
Principal payments on equipment debt	(3,589)	(6,204)
Proceeds from equipment debt	396	415
Principal payments on term loan facility	(15,000)	—
Principal payments on senior subordinated notes	(3,541)	—
Payments of debt issuance costs	(973)	(257)
Payments of debt retirement costs	(61)	—
Proceeds from shared-based payment arrangements	576	51
Excess tax benefit from share-based payment arrangements	218	8
Net cash used in financing activities	(21,974)	(5,987)

Net (decrease) increase in cash and cash equivalents	(201)	56,434
Cash and cash equivalents, beginning of period	120,892	73,305
Cash and cash equivalents, end of period	$120,691	$129,739

Supplemental disclosure of cash flow information:
Interest paid	$28,873	$25,555
Income taxes paid, net of refunds	5,491	(1,202)

Supplemental disclosure of non-cash investing and financing activities:
Net book value of assets exchanged	$293	$2,132
Capital lease obligations related to the purchase of equipment	2,438	6,955
Capital lease obligations transferred	—	(707)
Comprehensive loss from hedging transactions, net of taxes	(215)	(464)
Equipment debt assumed in connection with acquistions	2,296	—
Equipment purchases in accounts payable	5,442	595

ALLIANCE HEALTHCARE SERVICES, INC.

ADJUSTED EBITDA

(in thousands)

Adjusted EBITDA represents net income before interest expense and other, net; income tax expense; depreciation expense; amortization expense; noncontrolling interest in subsidiaries; share-based payment; a maximum of $750,000 of severance and related costs in each fiscal year; transaction costs; and other non-cash charges.  Adjusted EBITDA is not a presentation made in accordance with accounting principles generally accepted in the United States of America.  Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as  a measure of profitability or liquidity.  Adjusted EBITDA is included because the Company’s amended credit agreement uses a measure similar to this to calculate the Company’s compliance with covenants such as interest coverage ratio (as defined in Section 7.6A of the Company’s amended credit agreement), consolidated leverage ratio (as defined in Section 7.6B of the Company’s amended credit agreement) and consolidated senior leverage ratio (as defined in Section 7.6J of the Company’s amended credit agreement).  The Company’s failure to comply with these covenants could result in the amounts borrowed under these instruments, together with accrued interest and fees, becoming immediately due and payable.  If the Company is not able to refinance this debt when it becomes due, the Company could become subject to bankruptcy proceedings.  Per the credit agreement, the Company was required to maintain a maximum consolidated leverage ratio not to exceed 4.00 to 1.00 as of both September 30, 2008 and 2009, a maximum consolidated senior leverage ratio not to exceed 3.00 to 1.00 as of September 30, 2008 and 2009, and a minimum interest coverage ratio in excess of 2.75 to 1.00 for the years ended September 30, 2008 and 2009.  When an acquisition has been consummated in the prior 12 month period, the Company is required to calculate these ratios using an adjustment as if the acquisition had been consummated on the first day of the 12 month period.  Adjusted EBITDA as presented below is not adjusted for acquisitions in this manner. The Company was in compliance with the covenants in the amended credit agreement for the quarters ended September 30, 2008 and 2009.  While Adjusted EBITDA is used to measure the Company’s compliance with its debt covenants, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The calculation of Adjusted EBITDA as presented in this press release is shown below:

	Third Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Net income applicable to Alliance HealthCare Services, Inc.	$6,331	$3,022	$14,865	$11,517
Income tax expense	4,165	2,053	10,998	8,269
Interest expense and other, net	10,706	11,166	33,771	33,380
Amortization expense	2,470	2,721	6,215	8,258
Depreciation expense	21,894	24,184	64,972	71,378
Share-based payment (included in selling, general and administrative expenses)	1,207	1,445	3,966	4,443
Noncontrolling interest in subsidiaries	884	783	2,520	2,030
Severance and related costs	127	462	453	750
Transaction costs	—	79	—	880
Loss on extinguishment of debt	—	—	61	—
Other non-cash charges (included in other income and expenses, net)	76	309	273	1,158
Adjusted EBITDA	$47,860	$46,224	$138,094	$142,063

ALLIANCE HEALTHCARE SERVICES, INC.

ADJUSTED EBITDA (continued)

(in thousands)

Consolidated leverage ratio, as of the last day of any fiscal quarter, is defined under the Company’s credit agreement as the ratio of the consolidated total debt as of that date to the consolidated Adjusted EBITDA for the four fiscal quarters ending on that date.  The Company is required under its amended credit agreement to maintain a maximum consolidated leverage ratio not to exceed 4.00 to 1.00. As of September 30, 2008 and 2009, our consolidated leverage ratio was as follows:

	September 30,
	2008	2009
Consolidated total debt	$655,305	$664,726
Last 12 months consolidated Adjusted EBITDA	177,789	186,546
Last 12 months consolidated Adjusted EBITDA, as adjusted	184,916	188,009
Consolidated leverage ratio	3.54x	3.54x

Consolidated senior leverage ratio, as of the last day of any fiscal quarter, is defined under the Company’s credit agreement as the ratio of the consolidated senior debt as of that date to the consolidated Adjusted EBITDA for the four fiscal quarters ending on that date. The Company is required under its amended credit agreement to maintain a maximum consolidated senior leverage ratio not to exceed 3.00 to 1.00. As of September 30, 2008 and 2009, the Company’s consolidated senior leverage ratio was as follows:

	September 30,
	2008	2009
Consolidated senior debt	$366,352	$373,525
Last 12 months consolidated Adjusted EBITDA	177,789	186,546
Last 12 months consolidated Adjusted EBITDA, as adjusted	184,916	188,009
Consolidated senior leverage ratio	1.98x	1.99x

Interest coverage ratio is defined under the Company’s credit agreement as the ratio of consolidated Adjusted EBITDA to consolidated cash interest expense for the four fiscal quarter period ending on the last day of any fiscal quarter. The Company is required under its amended credit agreement to maintain a minimum consolidated interest coverage ratio of 2.75 to 1.00. As of September 30, 2008 and 2009, the Company’s interest coverage ratio was as follows:

	September 30,
	2008	2009
Last 12 months consolidated Adjusted EBITDA	$177,789	$186,546
Last 12 months consolidated Adjusted EBITDA, as adjusted	184,916	188,009
Last 12 months consolidated cash interest expense	39,471	41,567
Interest coverage ratio	4.68x	4.52x

The reconciliation from net income to Adjusted EBITDA for the 2009 guidance range is shown below:

	2009 Full Year
	Guidance Range
	(Dollars in millions)
Net income applicable to Alliance HealthCare Services, Inc.	$9	$17
Income tax expense	7	12
Depreciation expense; amortization expense; interest expense and other, net; noncontrolling interest; share-based payment; and other expenses	161	163
Adjusted EBITDA	$177	$192

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

	Third Quarter Ended
	September 30,
	2008	2009
MRI
Average number of total systems	305.4	276.7
Average number of scan-based systems	255.7	240.2
Scans per system per day (scan-based systems)	9.23	8.74
Total number of scan-based MRI scans	157,737	141,392
Price per scan	$379.44	$383.92

Scan-based MRI revenue (in millions)	$59.9	$54.3
Non-scan based MRI revenue (in millions)	7.7	4.5
Total MRI revenue (in millions)	$67.6	$58.8

PET and PET/CT
Average number of systems	92.0	119.2
Scans per system per day	6.17	5.88
Total number of PET and PET/CT scans	37,756	45,415
Price per scan	$1,196	$1,089

Total PET and PET/CT revenue (in millions)	$45.4	$50.0

Revenue breakdown (in millions)
Total MRI revenue	$67.6	$58.8
PET and PET/CT revenue	45.4	50.0
Radiation oncology, other modalities and other revenue	15.1	15.4
Total revenues	$128.1	$124.2

	2008	2009
Total fixed-site revenue (in millions)
Third quarter ended September 30,	$26.1	$27.7

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

MRI REVENUE GAP

(in millions)

The Company utilizes the MRI revenue gap as a statistical measure of its MRI client losses and new client contracts.  The MRI revenue gap is calculated by measuring the difference between (a) the quarterly MRI revenue run rate lost as a result of clients choosing to terminate contracts with the Company, excluding clients for which Alliance provides interim service and clients that the Company elects to terminate, and (b) projected quarterly new MRI revenue from new client contracts commencing service in the quarter.

The MRI revenue gap for the last eight calendar quarters and the last twelve month period ended September 30, 2009 is as follows:

	(a)	(b)
	Revenue	New	MRI
	Lost	Revenue	Revenue Gap
2007
Fourth Quarter	$(10.1)	$6.5	$(3.6)

2008
First Quarter	$(8.4)	$3.3	$(5.1)
Second Quarter	(9.1)	4.7	(4.4)
Third Quarter	(7.0)	2.2	(4.8)
Fourth Quarter	(7.7)	4.0	(3.7)

2009
First Quarter	$(5.7)	$2.3	$(3.4)
Second Quarter	(9.0)	6.8	(2.2)
Third Quarter	(12.5)	4.2	(8.3)

Last Twelve Months Ended September 30, 2009	$(34.9)	$17.3	$(17.6)